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                                                                    EXHIBIT 23.3

                       REPORT OF INDEPENDENT ACCOUNTANTS
                        ON FINANCIAL STATEMENT SCHEDULE

To the Board of Directors of GARTNER GROUP, INC.

     Our audits of the consolidated financial statements referred to in our report dated November 1, 1995, except as to the Dataquest acquisition discussed in Note 3, which is as of January 25, 1996 and the stock split discussed in Note 10, which is as of March 29, 1996, appearing on page F-2 of this Registration Statement on Form S-4 also included an audit of the Financial Statement Schedule listed in Item 21(b) of this Form S-4. In our opinion, this Financial Statement Schedule presents fairly, in all material aspects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PRICE WATERHOUSE LLP

Stamford, Connecticut
November 1, 1995, except as to the
Dataquest acquisition discussed in
Note 3, which is as of January 25, 1996
and the stock split discussed in Note 10, which is as of March 29, 1996